Exhibit 99.1

Shift Grows Revenue 377% in Q2'2021, Raises Guidance for 2021

•Achieved record revenue and units sold levels in the second quarter; year-over-year growth of 377% and 240%, respectively
•Total Gross Profit of $16.3 million, an increase of 357% year-over-year
•Projecting 171% year-over-year Q3'2021 revenue growth, at the midpoint of management guidance range
•Management raises full-year revenue guidance to $575 million - $595 million, 3x year-over-year growth at the midpoint of the range

SAN FRANCISCO, August 10, 2021 — Shift Technologies, Inc. (Nasdaq: SFT), a leading end-to-end ecommerce platform for buying and selling used cars, today reported second quarter financial results for the period ended June 30, 2021. Management’s commentary on second quarter financial results and third quarter and full year 2021 outlook can be found by accessing the Company’s shareholder letter on investors.shift.com, or by listening to today’s conference call. A live audio webcast will also be available on Shift’s Investor Relations website.

“In the second quarter we again delivered industry-leading revenue growth of nearly 5x year-over-year, including strong sequential growth quarter over quarter. Additionally, our business model and operations were well positioned to capitalize on the favorable profitability that the unique used car market conditions offered,” said Co-CEO and Co-Founder Toby Russell.

“Toby and I are so grateful for the exceptional team we have that has continued to outperform and deliver results beyond what we’ve thought was possible,” added Co-CEO and Co-Founder George Arison. “The momentum we are seeing in our business has again motivated us to raise our revenue and unit guidance for the year and we look forward to more record-breaking results in the quarters ahead.”

Conference Call Information

Shift senior management will host a conference call today to discuss the Company’s Q2'2021 financial results and third quarter outlook. This call is scheduled to begin at 2:00 pm PT / 5:00 pm ET and can be accessed by dialing (833) 614-1395 or (914) 987-7116. To listen to a live audio webcast, please visit Shift’s Investor Relations website at investors.shift.com. A telephonic replay will be available through August 17, 2021 by dialing (855) 859-2056 or (404) 537-3406 and entering passcode 8185627#.

About Shift

Shift is a leading end-to-end auto ecommerce platform transforming the used car industry with a technology-driven, hassle-free customer experience. Shift’s mission is to make car purchase and ownership simple — to make buying or selling a used car fun, fair, and accessible to everyone. Shift provides comprehensive, digital solutions throughout the car ownership lifecycle: finding the right car, having a test drive brought to you before buying the car, a seamless digitally-driven purchase transaction including financing and vehicle protection products, an efficient, digital trade-in/sale transaction, and a vision to provide high-value support services during car ownership. For more information, visit www.shift.com. The contents of our website are not incorporated into this press release.

Forward-Looking Statements

This document includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements include estimated financial information. Such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of Shift’s business are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) Shift’s ability to sustain its current rate of growth, which may be affected by, among other things, competition, Shift’s ability to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (2) changes in applicable laws or regulations; (3) the possibility that Shift may be adversely affected by other economic, business, and/or competitive factors; (4) the operational and financial outlook of Shift; (5) the ability for Shift to execute its growth strategy; (6) Shift’s ability to purchase sufficient quantities of vehicles at attractive prices; and (7) other risks and uncertainties indicated from time to time in other documents filed or to be filed with the SEC by Shift. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Shift undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Investor Relations Contact:

Drew Haroldson, The Blueshirt Group
IR@shift.com

Media Contact:

Henry Bird
press@shift.com

Source: Shift Technologies, Inc.

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